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                                                                    Exhibit 21.1

            Subsidiaries of Plains Exploration & Production Company.


                                                        Jurisdiction of
Name of Subsidiary                                        Organization

Plains E&P Company                                          Delaware
Arguello Inc.                                               Delaware
Plains Illinois Inc.                                        Delaware
Plains International Inc.                                   Delaware
PMCT Inc.                                                   Delaware
PXP Gulf Coast Inc.                                         Delaware